As filed with the Securities and Exchange Commission on January 22, 2009

Registration No. 333-131413

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	5141	95-0615250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street

Commerce, California 90040

(323) 264-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert M. Ling, Jr.

Executive Vice President, Secretary and General Counsel

Unified Grocers, Inc.

5200 Sheila Street

Commerce, California 90040

(323) 264-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John H. Mullan, Esquire

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street

48th Floor

Los Angeles, California 90071

(213) 617-5475

TERMINATION OF REGISTRATION

On January 31, 2006, Unified Grocers, Inc., under its former name, Unified Western Grocers, Inc., filed this Registration Statement on Form S-1 (Registration No. 333-131413) (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”), pertaining to its Partially Subordinated Patrons’ Deposit Accounts.

The Registration Statement is no longer effective in accordance with Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Act”). In accordance with the undertaking made by the undersigned in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering under such Registration Statement, the undersigned hereby removes and withdraws from registration under the Registration Statement all securities registered hereunder that remained unsold at the expiration of such Registration Statement. Such unsold securities have been transferred to a new Registration Statement on Form S-1 (Registration No. 333-156519), filed with the SEC on December 30, 2008.

SIGNATURES

Pursuant to the requirements of the Act, and in accordance with Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment No. 5 to such Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on January 22, 2009.

UNIFIED GROCERS, INC.

By	/s/ ROBERT M. LING, JR.
Robert M. Ling, Jr.
Executive Vice President, Secretary and General Counsel